Exhibit 4.33B

EXECUTION COPY

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT dated as of August 14, 2009 (this “Amendment”), by and among (i) with respect to amendments to the Credit Agreement, CLEAN HARBORS, INC., a Massachusetts corporation (the “Borrower”), BANK OF AMERICA, N.A. (“Bank of America”), the other lending institutions from time to time party to the Credit Agreement (as defined below) (together with Bank of America, the “Lenders”) and Bank of America, as Administrative Agent for the Lenders (hereinafter, in such capacity, the “Administrative Agent”), Swing Line Lender, and L/C Issuer and (ii) with respect to amendments to the Security Agreement, the Borrower, the other Grantors (as defined below) and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the Lenders, and Bank of America, as Administrative Agent, Swing Line Lender, and L/C Issuer are parties to a Second Amended and Restated Credit Agreement, dated as of July 31, 2009 (as amended, restated, amended and restated, supplemented, modified or otherwise in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make Loans to the Borrower and the L/C issuer has agreed to issue or extend Letters of Credit to the Grantors on the terms set forth therein;

WHEREAS, the Obligations under the Credit Agreement are secured, inter alia, by that certain Security Agreement, dated as of July 31, 2009 (as amended, restated, amended and restated, supplemented, modified or otherwise in effect from time to time, the “Security Agreement’) by and among the Borrower, the other Loan Parties signatory thereto (together with the Borrower, the “Grantors”), and the Administrative Agent;

WHEREAS, each of the undersigned guarantors (each, a “Guarantor”) have guaranteed the Borrower’s obligations to the Secured Parties and the Administrative Agent under or in respect of the Credit Agreement, pursuant to the terms of that certain Guaranty, dated as of July 31, 2009 (as amended, restated, amended and restated, supplemented, modified or otherwise in effect from time to time, the “Guaranty”);

WHEREAS, it is a condition precedent to the Lenders and Administrative Agent entering into this Amendment that each of the Guarantors ratifies its obligations under the Guaranty;

WHEREAS, in respect of the Security Agreement, the undersigned Lenders hereby ratify the Administrative Agent’s entering into the amendments to the Security Agreement on behalf of such Lenders and do not sign this Amendment as parties to such Security Agreement;

WHEREAS, the Borrower requests that the Lenders and Administrative Agent amend certain of the terms and provisions of the Credit Agreement as set forth herein subject to the conditions set forth below; and

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Ratification of Guaranty.  Each of the Guarantors hereby acknowledges and consents to this Amendment and agrees that the Guaranty and all other Loan Documents to which each of the

Guarantors is a party remain in full force and effect and apply to all Obligations, and each of the Guarantors confirms and ratifies all of its Obligations thereunder.

§2.          Amendments to the Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 6 of this Amendment, the Credit Agreement is hereby amended as follows:

§2.1.       Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in the correct alphabetical order:

“First Amendment Effective Date” means August 14, 2009.

§2.2.       Section 7.02(b) of the Credit Agreement is hereby amended by deleting Section 7.02(b) in its entirety and substituting the following in lieu thereof:

“(b)         Indebtedness owed by a Loan Party or a Subsidiary of a Loan Party to any other Loan Party which Indebtedness (x) is permitted as an Investment under the provisions of Section 7.03; and (y) shall not be evidenced by a note or securities; provided, however, to the extent such Indebtedness exists as of the First Amendment Effective Date and is evidenced by a note or securities, such note or securities shall be permitted hereunder, and to the extent such Indebtedness exists as of the First Amendment Effective Date and is not evidenced by a note or securities, such Indebtedness shall not be evidenced by a note or securities thereafter;”

§3.          Amendments to the Security Agreement.  Subject to the satisfaction of the conditions set forth in Section 6 of this Amendment, the Security Agreement is hereby amended as follows:

§3.1.       The introductory paragraph of the Security Agreement is hereby amended by deleting “Section 9.13” and substituting “Section 8.13” in lieu thereof.

§3.2.       Section 1 of the Security Agreement is hereby amended by deleting clause (a) of the definition of “Excluded Accounts” in its entirety and substituting the following in lieu thereof:

“(a) prior to the Discharge of Senior Secured Notes Obligations (as defined in the Intercreditor Agreement), any Deposit Account or Securities Account established solely to hold the identifiable proceeds of any sale of Non-Accounts Collateral after an Event of Default (as defined in the Senior High Yield Indenture),”

§3.3.       Section 1 of the Security Agreement is hereby amended by deleting the final two clauses and proviso of the definition of “Excluded Property” in their entirety and substituting the following in lieu thereof:

“(g)         any capital stock, notes, instruments, other equity interests and other securities of any Subsidiary or Affiliate of the Company (other than any Securities Account); provided that (x) notwithstanding the foregoing, intercompany Indebtedness held by any Grantor shall be deemed Collateral, but no notes or securities evidencing the same shall be required to be delivered to the Administrative Agent hereunder and such notes or securities (but not the Indebtedness underlying such notes and securities) shall not be Collateral, (y) no Grantor or any of its Subsidiaries shall pledge or grant any security interest in any such note or security to any Person without the consent of the Administrative Agent and (z) the intercompany loans (or any whole or partial replacements or refinancings thereof) being made on or about the date hereof to one or more Canadian Subsidiaries of the Borrower shall not be evidenced by a note or a security; and

(h)           any property or asset only to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any applicable law or requires a consent not obtained of any governmental authority pursuant to applicable law, statute or regulation;

provided, however, that (A) Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b), (c), (d), (e), (f), (g) or (h) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clause (a), (b), (c), (d), (e), (f), (g) or (h)) and (B) any property or asset that constitutes Excluded Property by reason of any violation or restriction shall cease to be Excluded Property upon the ineffectiveness, lapse or termination of such prohibition or restriction.”

§3.4.       Section 2(a) of the Security Agreement is hereby amended by deleting clause (ix) in its entirety and substituting the following in lieu thereof:

“(ix)         all Goods, including Equipment, Inventory and Rolling Stock;”.

§3.5.       Section 3.6 of the Security Agreement is hereby amended by inserting the phrase “and the Mortgage Property” immediately after the word “Collateral” in the second line of such section.

§3.6.       Section 4.8 of the Security Agreement is here by amended by:

(a)           Deleting the reference to “$10,000” contained therein and substituting “$50,000, the applicable Grantor shall notify the Administrative Agent of any such Rolling Stock acquired after the date hereof and” in lieu thereof; and

(b)           Inserting the following sentence immediately after the final sentence of Section 4.8:

“No Grantor shall request any Rolling Stock be released from the Lien created by the Collateral Documents unless such a release is permitted by the Loan Documents and no such release shall be requested at any time after the occurrence and during the continuation of an Event of Default.”

§3.7.       Section 4.11 of the Security Agreement is hereby amended by deleting the existing Section in its entirety and substituting the following in lieu thereof:

“4.11.      Deposit Accounts and Securities Accounts Subject to the Intercreditor Agreement, for each Deposit Account and Securities Account (including, without limitation, those listed on Schedule 8) that any Grantor, now or at any time hereafter, opens or maintains, such Grantor shall, at the Administrative Agent’s request and option, pursuant to a Control Agreement in form and substance satisfactory to the Administrative Agent, either (a) cause the depositary bank or securities intermediary, as applicable, to agree to comply without further consent of such Grantor, at any time with instructions from the Administrative Agent to such depositary bank or securities intermediary directing the disposition of funds or financial assets from time to time credited to such deposit account or securities account, or (b) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the Deposit Account, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account.  The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from such Grantor, unless an Event of Default has occurred and is continuing, unless cash on hand falls below $50,000,000, or if effect were given to any withdrawal not otherwise permitted by the Loan Documents, would occur.  The provisions of this paragraph shall not apply to any Excluded Accounts.”

§3.8.       Section 4.13 of the Security Agreement is hereby amended by deleting the section reference “4.13” and incorporating the text previously included in that section into Section 4.12 of the Security Agreement as the final paragraph thereof.

§3.9.       Section 4.14 of the Security Agreement is hereby amended by:

(a)           Changing the section reference from “4.14” to “4.13”; and

(b)           Inserting the phrase “, including, without limitation, the Mortgage Property,” immediately after the word “properties” in the second line of such section.

§3.10.     Section 5.6 of the Security Agreement is hereby amended by inserting the phrase “or Mortgage Property” immediately after the word “Collateral” in the second line of such section.

§3.11.     Section 6.1(a)(v) of the Security Agreement is hereby amended by deleting the reference to “4.14” and substituting “4.13” in lieu thereof.

§3.12.     Section 6.2 of the Security Agreement is hereby amended by:

(a)           In the second paragraph of Section 6.2, inserting the phrase “or Mortgage Property” after each instance of the word “Collateral” in such paragraph.

(b)           Inserting the following paragraph between the second and third paragraphs of Section 6.2:

“The Administrative Agent is hereby authorized to enter into a Collateral Agency Agreement with Corporation Service Company, US Bank National Association, as Senior Secured Notes Trustee (as defined in the Intercreditor Agreement) and Clean Harbors Environmental Services, Inc. (as amended, restated, supplemented or modified from time to time, the “Collateral Agency Agreement”) for the purpose of engaging Corporation Service Company to act as collateral agent with respect to Rolling Stock for the benefit of the Administrative Agent.”

(c)           Replacing the third paragraph of Section 6.2 with the following:

“The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or Mortgage Property or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral or Mortgage Property, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Administrative Agent, for the validity or sufficiency of the Collateral or Mortgage Property or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral or Mortgage Property, for insuring the Collateral or Mortgage Property or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or Mortgage Property.”

§3.13.     Annex 2 of the Security Agreement is hereby deleted and replaced in its entirety with Annex 2 attached hereto as Exhibit A.

§4.          Affirmation and Acknowledgment.  The Borrower hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent, including, without limitation, the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the

Obligations, and all other amounts due under the Credit Agreement and the Security Agreement, each as amended hereby, the Notes, and the other Loan Documents, at the times and in the amounts provided for therein and subject to the terms hereof.  The Borrower and each other Grantor hereby confirms and agrees that that (i) the Obligations to the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent are and remain secured pursuant to, and are entitled to the benefits of, the Collateral Documents and all other instruments and documents executed and delivered by the Borrower and each other Grantor as security for the Obligations, (ii) all references to the “Credit Agreement” in the Credit Agreement, the Collateral Documents and the other Loan Documents shall refer to the Credit Agreement as amended hereby, and (iii) all references to the “Security Agreement” in the Credit Agreement, the Collateral Documents and the other Loan Documents shall refer to the Security Agreement as amended hereby.

§5.          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent as follows:

§5.1.       The execution and delivery by each Loan Party of this Amendment and the performance by the Loan Parties of their obligations and agreements under this Amendment, the Credit Agreement as amended hereby and the Security Agreement as amended hereby are within the corporate (or the equivalent company) authority of the each Loan Party, have been duly authorized by all necessary corporate (or the equivalent company) proceedings on behalf of such Loan Party, and do not and will not contravene any provision of law, statute, rule or regulation to which any Loan Party is subject or such Loan Party’s charter, other incorporation papers, by-laws (or other governing documents) or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any Loan Party.

§5.2.       Each of this Amendment, the Credit Agreement as amended hereby and the Security Agreement as amended hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.

§5.3.       No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the Credit Agreement as amended hereby or the Security Agreement as amended hereby.

§5.4.       The representations and warranties contained in Article V of the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement are true and correct in all material respects on and as of the date made and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date.

§5.5.       Each Loan Party has performed and complied in all material respects with all terms and conditions herein and in the Credit Agreement required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

§6.          Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

§6.1.       this Amendment and all related documents, as applicable, shall have been duly executed and delivered by the Borrower, the other Grantors, the Lenders, the Administrative Agent and each other party thereto, as applicable, and shall be in full force and effect.

§6.2.       to the extent that such corporate action is necessary, all corporate action necessary for the valid execution, delivery and performance by the Borrower, the other Grantors and each Guarantor of this Amendment and each of the related documents to which it is or is to become a party, shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

§6.3.       Administrative Agent shall have received payment for all other fees and expenses due and payable including, without limitation, reasonable legal fees and expenses, for which invoices or reasonable estimates have been provided to the Borrower on or prior to the date hereof.

§6.4.       Administrative Agent shall have received all such instruments, documents and agreements as the Administrative Agent may reasonably request, in form and substance satisfactory to the Administrative Agent.

Each Lender hereby (i) authorizes and directs the Administrative Agent to (A) execute, on behalf of such Lender, any other agreements, documents, filings and instruments to be delivered in connection with this Amendment and the transactions contemplated hereby (including any amendments, supplements or modifications thereto), and (B) take any and all actions contemplated or required by this Amendment and the transactions contemplated hereby.

§7.          Miscellaneous Provisions.

§7.1.       Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the Loan Documents shall remain the same.  It is declared and agreed by each of the parties hereto that the Credit Agreement and the Loan Documents, as amended hereby, shall continue in full force and effect, that this Amendment and the Credit Agreement shall be read and construed as one instrument, and that this Amendment and the Security Agreement shall be read and construed as one instrument.

§7.2.       This Amendment shall be construed according to and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401 and §5-1402)).

§7.3.       This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

§7.4.       The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including legal fees).

§7.5.       This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Loan Documents and be secured by the collateral security for the Obligations.

[remainder of page intentionally left blank]

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER AND GRANTOR:

CLEAN HARBORS, INC.

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment

GRANTORS AND GUARANTORS:

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, INC.
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, L.P.
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, L.P.
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF TEXAS, LLC
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC

Signature Page to Amendment

CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HARBOR INDUSTRIAL SERVICES TEXAS, L.P.
HARBOR MANAGEMENT CONSULTANTS, INC.
HILLIARD DISPOSAL, LLC
MURPHY’S WASTE OIL SERVICE, INC.
ROEBUCK DISPOSAL, LLC
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
TULSA DISPOSAL, LLC

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

By:	/s/ William Geary
Name: William Geary
Title: Manager

CLEAN HARBORS FINANCIAL SERVICES COMPANY

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Trustee

Signature Page to Amendment

CLEAN HARBORS DEER PARK, L.P.
CLEAN HARBORS LAPORTE, L.P.
HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

By: Clean Harbors of Texas, LLC, its General Partner

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Executive Vice President

Signature Page to Amendment

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Christopher O’Halloran
	Name:	Christopher O’Halloran
	Title:	Vice President

Signature Page to Amendment

BANK OF AMERICA, N.A., as
a Lender, L/C Issuer, and Swing Line Lender

By:	/s/ Christopher O’Halloran
	Name:	Christopher O’Halloran
	Title:	Vice President

Signature Page to Amendment

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Jennifer Humphrey
Name: Jennifer Humphrey
Title: VP Operations

By:	/s/ David Kantes
Name: David Kantes
Title: Chief Risk Officer

Signature Page to Amendment

TD BANK, N.A., as a Lender

By:	/s/ C. Lee Willingham
Name: C. Lee Willingham
Title: Senior Vice President

Signature Page to Amendment

Exhibit A

See attached.

ANNEX 2 TO THE
SECURITY AGREEMENT

SUPPLEMENT NO. [ ] dated as of [ ], to the Security Agreement dated as of July 31, 2009, among CLEAN HARBORS, INC., a Massachusetts corporation (the “Company”), each of the subsidiaries of the Company listed on Annex A thereto or that becomes a party hereto pursuant to Section 8.13 thereof (each such subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors”), and BANK OF AMERICA, N.A., as collateral agent (the “Administrative Agent”), pursuant to that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2009 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) among the Company, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”) on behalf of the Secured Parties and as Swing Line Lender and L/C Issuer (each as defined in the Credit Agreement).

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.            The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit. Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Administrative Agent a written supplement substantially in the form of Annex 2 thereto with respect to any additional registrations and applications for Copyrights, Patents and Trademarks and any material exclusive Licenses acquired by such Grantor after the date of the Credit Agreement. The Grantors have identified the additional registrations and applications for Copyrights, Patents and Trademarks and material exclusive Licenses acquired by such Grantors after the date of the Credit Agreement set forth on Schedule I, II, III, IV, V, VI, VII and VIII hereto.  The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Administrative Agent with the United States Copyright Office and the United States Patent and Trademark Office of any registrations and applications for Copyrights, Patents and Trademarks.

Accordingly, the Administrative Agent and the Grantors agree as follows:

SECTION 1.  (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule II hereto, (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule III hereto, (d) Schedule 4 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule IV hereto, (e) Schedule 5 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule V hereto, (f) Schedule 6 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule VI hereto, (g) Schedule 7 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule VII hereto and (h) and Schedule 8 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule VIII hereto.

SECTION 2.  Each Grantor hereby represents and warrants that the information set forth on Schedules I, II, III, IV, V, VI, VII and VIII hereto is true and correct.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Administrative Agent and the Company. This Supplement shall become effective as to each Grantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Administrative Agent.

SECTION 4.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).

SECTION 6.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement. All communications and notices hereunder to each Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 10.02 of the Credit Agreement.

SECTION 8.  Each Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

By:
Name:
Title:

SCHEDULE I
TO SUPPLEMENT NO.     TO THE
SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE II
TO SUPPLEMENT NO.     TO THE
SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE III
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE IV
TO SUPPLEMENT NO.     TO THE
SECURITY AGREEMENT

PATENT REGISTRATIONS AND APPLICATIONS

SCHEDULE V
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE VI
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

SCHEDULE VII
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

INVENTORY LOCATIONS

SCHEDULE VIII
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS